UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2023
AXOGEN, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of
Incorporation or Organization)
001-36046
(Commission File Number)

41-1301878
(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida
(Address of principal executive offices)

32615
(Zip Code)
(386) 462-6800
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 5.08 by reference.

Item 8.01 Other Events.

Axogen, Inc. (the “Company”) expects to hold the Company’s 2023 Annual Shareholders’ Meeting (the “Annual Meeting”) on August 15, 2023.

Deadlines for submission of nominations and shareholder proposals are set out below for clarity given that the Annual Meeting is expected to be held more than 30 days after the anniversary of the Company’s 2022 Annual Shareholders’ Meeting. Please refer to the Company’s Bylaws (the “Bylaws”) for additional information. The Bylaws are available as Exhibit 3.2 to the Company’s Current Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2019.

•In accordance with the Bylaws and to be deemed a reasonable time by the Company under Rule 14a-8 of the Securities Exchange Act of 1934, notice of shareholder proposals or director nominations must be received by the Company’s Secretary at the principal executive offices of the Company no later than 5:00 p.m., Eastern Time, on May 11, 2023. Any proposal or nomination must meet the requirements set forth in the Bylaws in order to be properly brought before the Annual Meeting

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: May 1, 2023	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel and Chief Compliance Officer